UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2011

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-33057

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	76-0837053
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(Address Of Principal Executive Offices)

(305) 529-2522

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2011, Catalyst Pharmaceutical Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”) related to the public offering of (i) 3,046,740 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) warrants to purchase 1,523,370 shares of Common Stock (the “Warrants”). Each share of Common Stock and corresponding Warrant were sold for a combined purchase price of $1.15, and the aggregate gross proceeds raised in the offering were $3,503,751. The Company expects to receive net proceeds from the offering of approximately $3,150,000, after deducting underwriting discounts and commissions of six percent (6%) and estimated expenses of the offering payable by the Company.

The Warrants are exercisable beginning six months after the date of issuance and will expire on the date that is five years after such warrants first become exercisable. The exercise price of the Warrants is $1.30 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Warrants. In the event of a fundamental transaction that is an all-cash transaction, a “going private transaction” or a transaction with a person or entity not traded on an eligible securities market, then we or any successor entity will pay at the holder’s option, exercisable at any time commencing on the earlier of the public disclosure of the fundamental transaction or the consummation of the fundamental transaction and continuing for 90 days after the public disclosure of the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

The descriptions of the Underwriting Agreement and the form of Warrant provided above are summaries only, are not intended to be complete and are qualified in their entirety by reference to the actual Underwriting Agreement and the form of Warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The Company expects to use the net proceeds from this offering to fund costs associated with the Company’s currently ongoing clinical trials and studies and for general corporate purposes.

The Company has filed the Underwriting Agreement as required by the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended to be relied upon by investors and the public. Rather, investors and the public should look to the Company’s filings with the Commission for information regarding the Company.

The Shares and warrants are being issued pursuant to a prospectus supplement, dated October 28, 2011, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-170945), including a related prospectus, which was declared effective by the Securities and Exchange Commission on December 15, 2010.

On October 28, 2011, the Company issued a press release announcing the specific terms and conditions of the offering. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated October 28, 2011, between Catalyst Pharmaceutical Partners, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant to Purchase Common Stock

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (reference is made to Exhibit 5.1 hereto).

99.1	Press release issued by the Company on October 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Jack Weinstein
Jack Weinstein Vice President, Treasurer and CFO

Dated: October 28, 2011

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